UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 10, 2012 (September 7, 2012)

U.S. ENERGY CORP.
(Exact Name of Company as Specified in its Charter)

Wyoming	0-6814	83-0205516
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

877 North 8th West Riverton, WY		82501
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (307) 856-9271

Not Applicable
Former Name, Former Address or Former Fiscal Year,, If Changed From Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

□           Written communications pursuant to Rule 425 under the Securities Act
□           Soliciting material pursuant to Rule 14a-12 under the Exchange Act
□           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
□           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 5.  Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02(c) Effective September 7, 2012, Steven D. Richmond, age 42, was appointed to the position of Chief Financial Officer.  Mr. Richmond has been employed by the U.S. Energy Corp. (“Company”) and its subsidiaries since 1992 and has served as Controller & Assistant Controller for the Company since 2003.  Mr. Richmond has over 12 years of experience in the accounting profession and 20 years in the oil & gas & mining industries.  Mr. Richmond received a Bachelor of Science degree in Business Administration from the University of Wyoming.

In connection with his appointment, Mr. Richmond’s annual salary will remain $155,000 per annum and he is eligible to earn a bonus of up to 100% of his annual salary depending on the achievement of certain Company goals and objectives as provided for in the Company’s Performance Compensation Plan.  Mr. Richmond will not receive any additional options as a result of his appointment.  Mr. Richmond has not entered into an employment agreement with the Company at this time.

Section 9:  Financial Statements and Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. ENERGY CORP.

Dated: September 10, 2012	By:	/s/ Keith G. Larsen
Keith G. Larsen, CEO